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                                                                    Exhibit 3.45

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into this 9th day of October, 1990, by and between CENTENNIAL FOODS, A MONTANA CORPORATION, of 109 South Washington, Dillon, Montana 59725, hereinafter referred to as "BORROWER and BEAVERHEAD COUNTY, A POLITICAL SUBDIVISION OF THE STATE OF MONTANA, Beaverhead County Courthouse, 2 South Pacific Street, Dillon, Montana 59725, hereinafter referred to as the "LENDER."

                                    RECITALS

         WHEREAS, the Lender has been awarded a grant by the Montana Department Of Commerce (DOC) under the Economic Development Administration (EDA) and Community Development Block Grant (CDBG) Program; and

         WHEREAS,   the  purpose  of  this  grant  is  to  increase   employment
opportunities for low and moderate income persons residing within the Lender's jurisdictional area; and

         WHEREAS, the Borrower wishes to borrow EDA/CDBG funds from the Lender to establish a new business enterprise within the Lender's jurisdictional area; and

         WHEREAS, in consideration for the proposed loan, the Borrower has agreed to create 18 new full-time equivalent jobs, of which 15 will be made available to low and moderate income persons as defined by the Department Of Commerce, during a two (2) year period commencing upon the date that this agreement is executed. The Borrower agrees to fill at least Fifty-One Percent (51%) of the jobs created during the two (2) year period with low and moderate income persons as defined by the Department Of Commerce. The two (2) year period represents the first stage of the project business plan as defined in the Borrower's CDBG application to the Department of Commerce. The Borrower further agrees to create sixty-eight (68) jobs, during a Five (5) year period commencing on the date this agreement is signed, as represented in the business plan projections in the EDA application for funding.

The Five (5) year period includes the second stage of expansion defined in the business plan submitted by the Borrower.

         WHEREAS, the Borrower has agreed not to remove the business activities for facilities, or any part thereof, for which the loan is intended from the Lender's jurisdictional area during the term of the loan;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, the parties hereto agree as follows:

         1. DULY ORGANIZED: The Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Idaho and has the corporate power to either into this Agreement and to borrow hereunder.

         2. DULY AUTHORIZED: The making and performance by the Borrower of this Agreement, and the execution and delivery of the Promissory Note, and any Security Agreements and Instruments have been duly authorized by all necessary corporate actions and will not violate any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to the Borrower or any provision of the Borrower's Certificate of Incorporation or Bylaws, or result in a breach of, or constitute a default under any Indenture or bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which it or its property may be bound or affected.


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         3. LEGALLY BINDING INSTRUMENTS:  When this Agreement is executed by the
Borrower and the Lender, and when the Promissory Note is executed and delivered by the Borrower for value, each such instrument shall constitute the legal, valid, and binding obligation of the Borrower in accordance with its terms. Any Security Agreements and Instruments, Financing Statements, Mortgages and other liens on Chattel or real estate shall constitute legal, valid, and binding liens free and clear of all prior liens and encumbrances except as specifically provided for in the Loan Commitment Letter.

         4. NO LEGAL AUTHORIZATION NEEDED: No authorization, consent or approval, or any formal exemption of any governmental body, regulatory authorities (Federal, State, or Local) or mortgagee, creditor, or third party is or was necessary to the valid execution and delivery by the Borrower of this Agreement, the Note, or any Security Agreement, Financing Statement, or Mortgage except as specifically provided herein.

         5. NOT IN DEFAULT: The Borrower is not in default of any obligation, covenant, or condition, contained in any bond, debenture, note, or other evidence of indebtedness or any mortgage or collateral instrument securing the same.

         6. TAXES ARE PAID: The Borrower has filed all tax returns which are required and has paid all taxes which have or may become due pursuant to said return or pursuant to any assessments levied against the Borrower or its personal or real property by any taxing agency, federal, state, or local. Not tax liability has been assessed by the Internal Revenue Service or other taxing agency, federal, state or local for taxes materially in excess of those already provided for and the Borrower knows of no basis for any such deficiency assessment. Borrower has paid in full all personal and real property taxes by any taxing agency, federal, state or local, against the property which Borrower owns or is obligated to pay.

         7. EXECUTION AND CERTIFICATE OF RESOLUTION OF BOARD OF DIRECTORS: The Borrower shall have executed and delivered, to the Lender, a duly certified copy of a Resolution of the Board of Directors authorizing the execution and delivery by the Borrower of this Agreement, the Note, and Security Agreement Mortgage and all other documents or instruments contemplated or required herein.

         8. CORPORATE PAPERS: The Borrower shall have delivered,  to the Lender,
copies  of  the   Borrower's   Certificate   of   Incorporation,   Articles   of
Incorporation, Bylaws, and Certificate of Good Standing.

         9. GOVERNMENTAL AUTHORITY: The Borrower shall have secured all necessary approvals or consents, if required, of governmental bodies having jurisdiction with respect to any construction contemplated in accordance with the use of proceeds of the Loan Commitment Letter.

         10. APPROVAL OF OTHERS: The Borrower shall have secured all necessary approvals or consents required with respect to this transaction by any mortgagor, creditor, or other party having any financial interest in the Borrower.

         11. OPINION OF COUNSEL: The Lender shall have received the Opinion of Counsel to the Borrower that the duly incorporated corporation is in good standing and authorized to do business in the State of Montana and all corporation resolutions and documents have been passed with full authority of the corporation related to this loan.

         12. AMOUNT OF LOAN: The Lender agrees under the terms and conditions of this Agreement, to make a loan for working capital and equipment to the Borrower

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in the principal  amount of SEVEN  HUNDRED  EIGHTY  THOUSAND AND NO/100  DOLLARS
($780,000.00) to be repaid over a period of TEN (10) YEARS. The loan shall be evidenced by a promissory note executed by the Borrower. A copy of the promissory note is attached hereto as "Exhibit A" and is by this reference made a part hereof.

         13. INTEREST RATE AND REPAYMENT OF LOAN: The promissory note attached hereto as "Exhibit A" shall bear interest at EIGHT PERCENT (8%) per annum on the unpaid principal. Interest on the said funds will begin on the 1st day of January, 1991. Payments of interest only on the promissory note will be made on a monthly basis commencing on the 1st day of January, 1991, and payments of principal and interest on the promissory note will be made on a monthly basis commencing on the 1st day of January, 1992, in accordance with the amortization table attached hereto as "Exhibit B" which is by this reference made a part hereof. Payments will be made payable to the State of Montana, Department of Commerce and shall be forwarded to the State of Montana, Department of Commerce and will be made on the first day of the month in which they are due. The Borrower will pay a late charge of TWO PERCENT (2%) of the scheduled payment for any payment not made by the 20th day of the month in which it is due. All payments shall be first applied to penalties, then to interest and thereafter to principal.
There will be no penalty for prepayment of the loan.

         14. REQUESTS FOR FUNDS: The Borrower will submit to the Lender written requests for funds periodically as needed for the purposes of the loan specified herein. With each of these requests the Borrower will provide evidence sufficient for the Lender to determine the propriety of the proposed use of the funds requested.

         15.  CONDITIONS  OF  LOAN:

               a. The Lender's obligation to make the loan provided for hereby is contingent upon the Lender's receipt of CDBG and EDA funds for this purpose from DOC.

               b. During the entire term of indebtedness the Borrower will deliver to Lender quarterly balance sheets, profit and loss statements, and other financial records as the Lender may reasonably request from time to time. The Borrower will also submit annual financial statements with full disclosure notes which must at a minimum be reviewed by a certified public accountant. In this regard, at any time a certified public accountant audits any of these statements the Borrower will furnish the Lender with a copy of all summary sheets and written opinions and reports of the certified public accountant. Further, the Borrower will make its records relating to this Agreement available for inspection during normal business hours to the Lender and DOC.

               c. The Borrower will submit status reports on project performance at the request of, and in the format prescribed by, the Lender. The Borrower will submit the following to the Lender:

                    1) Biannual business plan reports describing the Borrower's progress toward achieving the objectives of and implementing the strategies contained in the Lender's CDBG application (and, if applicable, outlined in the attached Project Budget and Implementation Schedule attached hereto as "Exhibit C" and by this reference made a part hereof).

                    2) A construction progress report with each request for funds.

               d. Upon receipt of reasonable advance notice the Borrower will permit representatives of the Lender and DOC to inspect the Borrower's facilities and records which are the subject of this loan.

               e. That Borrower will comply with the final hiring and training plan attached hereto as "Exhibit D" which is by this reference made a part hereof.

The Borrower will file quarterly employment reports with the Lender and DOC showing the degree to which the Borrower has complied with the hiring commitments established hereby. The conditions contained in this section apply until DOC approves the Grantees Conditional or Final Certification of Completion upon project closeout.

               f. This Agreement is non-assignable except upon the written consent of the Lender and the State of Montana, Department of Commerce. A request for consent to assignment must include a statement justifying the request and the certified financial statement of the proposed assignee. This statement must be current to within ninety (90) days of the request. The Lender and/or State of Montana, Department of Commerce, reserve the right to deny requests for assignment and/or to modify rates and terms of the loan Agreement and its exhibits as conditions of an assignment with Lender/DOC approval.

               g. It is expressly understood that the proceeds of this loan are designated solely for the purpose of the legitimate business purpose of providing operating capital and purchasing equipment for a waxy barley plant within Beaverhead County, Montana, and may not be used for any other purpose or any illegal, unlawful or unapproved purposes.

               h. The Borrower waives any and all claims and recourse against the Lender and/or State Of Montana, including the right of contribution for loss and damage to persons or property arising from, growing out of, or in any way connected with or incident to this Agreement. Further, the Borrower will indemnify, hold harmless, and defend the Lender and/or State of Montana against any and all claims, demands, damages, costs, expenses or liability arising out of the performance of the Borrower.

         16.  SECURITY:

               a. As security for the performance of this Agreement, the Borrower will grant a security interest and assignment of agreement to the State of Montana in and to that certain lease agreement with option to purchase by and between Borrower and Harrington Company for the real property described in "Exhibit E" attached hereto and by this reference is made a part hereof.

               b. As additional security, the Borrower will also provide the State Of Montana with a second priority security interest in all buildings, machinery, equipment and fixtures, now owned or hereafter acquired, used in the operation of the Borrower's business, along with all accounts receivable, and inventory to secure repayment of the loan provided hereunder. The machinery, equipment, fixtures and complete Morton 48' (Width) by 113' (Length) removable steel building currently in existence and previously used on the Harvest Fuel Alcohol and Feed Plant located on Farm Unit Number 76 of the East Bench Irrigation Project near Dillon, Montana, more particularly described in "Exhibit F" and by this reference made a part hereof shall be subject only to a prior debt and prior security interest in the Montana Department Of Natural Resources in the total amount of TWO HUNDRED SIXTEEN THOUSAND AND NO/1 00 DOLLARS ($216,000.00). All other buildings, machinery, equipment and fixtures owned, acquired or to be acquired by the Borrower shall be subject only to a debt and first or prior security interest in Bankcorp or other commercial lender in the total amount of ONE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/1 00 DOLLARS ($1,850,000.00). An itemized list of said assets, accounts receivable and inventory and their true values and a certified and notarized statement of the chief executive officer of the Borrower as to any equipment's true value is attached hereto as "Exhibit G" and is by this reference made a part hereof.

               c. The State of Montana's security priority interest in the Borrower's assets described in subparagraph b., above, will be evidenced by appropriate Uniform Commercial Code forms as required by the Secretary of State of Montana to secure such assets to the State Of Montana pursuant to Sections 30-9-101 through 30-9-511, Montana Code Annotated. These Uniform Commercial Code forms will indicate the Lender's security position, identify other secured creditors and their security positions, and indicate that the secured parties are entitled to "proceeds' in the event that any such equipment is sold and not replaced by the Borrower to operate its business. The Uniform Commercial Code forms will be filed in. all necessary state and county offices.

               d. Should the Borrower default in repayment of the loan, the State of Montana may resort to the property described in subparagraphs a. and b. above, and engage in any remedies provided by the laws of Montana, including foreclosure, always holding the Borrower responsible for any deficiency after sale of the property securing the loan.

               e. Three (3) years from the date hereof and at the end of each succeeding three-year period, the Lender and/or the State of Montana, and its designated agents, may review, reevaluate and examine the property pledged as security for repayment of this loan. Should the Lender and/or State of Montana determine in its reasonable judgment that such security is or has depreciated or declined in value such that the Lender's and/or State of Montana's relative position of security is declining in relation to the debt balance remaining in comparison to the original debt and original security, the Lender and/or State Of Montana may require that the Borrower and its individual guarantors pledge, by whatever means or documents the Lender and/or State of Montana deems to be appropriate, such additional property as the Lender and/or State Of Montana deems necessary to maintain the relative security position of the Lender and/or State of Montana according to the original debt to security position. Lender acknowledges that it is undersecured herein.

         The purpose herein being that Lender shall not be placed in a worse secure position than its original loan position.

               f. The Borrower will provide the State of Montana with a standard title insurance policy in the amount of the loan proceeds for the real property upon which the Borrower intends to erect, expand or rehabilitate a building or buildings from which to operate its business within thirty (30) days after title to the property is acquired by the Borrower, or a copy of a lease purchase agreement of land, if applicable.

               g. The Borrower will purchase and pay the premiums on term life insurance policies upon the lives of its president and chief executive officer for the sum of the remaining balance of the loan. The State of Montana will be named as the beneficiary of these policies. The Borrower will provide to the Lender and State of Montana proof of payment of the insurance premiums and documentation stating that the State Of Montana is the beneficiary of the policies. This proof must be provided simultaneously upon execution of this Agreement and thereafter on an annual basis.

               h. The Borrower will advise the State of Montana of any stock sale, stock pledge, stock transfer or hypothecation of its company stock which in any way may make the collateral pledged under this Agreement worth less than is indicated in the statement of its value or to the extent the Lender and/or State of Montana could not recover the outstanding principal balance of the loan from the existing assets pledged. In the event any transfer by sale, pledge or hypothecation of company stock or assets is made by the Borrower, the State of Montana may, at its sole discretion, accelerate the unpaid balance of the loan then remaining.

         17. EVENTS OF DEFAULT: If any of the following events occur, the Lender and/or the State of Montana may, in its sole discretion, declare such event a default under this Agreement:

               a. Any representation or warranty made by the Borrower in this Agreement or in any request or certificate or other information furnished to the Lender or to the State of Montana hereunder proves to have been incorrect in any material respect;

               b. The Borrower fails in any material respect to carry out its obligations under its proposal to the Lender for the loan provided hereunder:

               c. The Borrower defaults in the payment of any indebtedness for any money borrowed, for which the Borrower is liable as principal obligor or becomes liable as guarantor;

               d. The Borrower applies for or consents to the appointment of a receiver, trustee or liquidator, admits in writing to its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, or invokes any relief under any chapter of the United States Bankruptcy Code;

               e. The Borrower fails to provide adequate collateral for the subject loan in accordance with Section 5, above;

               f. The Borrower fails to pay all local real and personal property taxes specific to the project funded by the proceeds of this loan;

               g. The Borrower relocates its work force outside of the Lender's jurisdictional area to the extent that there is fifty percent (50%) or greater reduction of the work force or if the Borrower fails to fill, keep and maintain at least fifty-one percent (51%) of the jobs created during the first two (2) year period with low and moderate income persons as defined by the Department of Commerce. Borrower proposes to create sixty-eight (68) jobs, during a five year period commencing on the date the agreement is signed. The number of jobs to be created are proposed goals or objectives and failure to create or maintain said jobs shall not be deemed a material breach or violation hereof.

               h. The Borrower fails to provide to the Lender documented proof of the existence of term life insurance for the remaining outstanding principal balance of the loan on the president or chief executive officer of the Borrower, with the stated beneficiary of these policies being the Lender and State of Montana;

               i. The Borrower fails to execute any documents necessary to make the Lender and/or State of Montana secure in its financial position as stated in this Agreement;

               j. The Borrower sells, transfers, pledges or hypothecates its stock so as to render the Lender and/or State of Montana insecure in its position of having the loan repaid;

               k. The Borrower sells any item of capital equipment described in "Exhibit H" attached hereto, and thereafter fails to replace said assets with a like or similar piece of equipment and fails to use the proceeds of the sale of the equipment to retire part of the outstanding principal balance of the loan:

               l. The borrower violates any term, assurance, or conditions of this Agreement.

         In the event the Borrower fails to make timely payments under this Agreement or perform any of the covenants on its part or any event of default occurs as stated above, the Lender and/or the State of Montana may declare the Borrower to be in default and thereafter give the Borrower written notice setting forth the action or inaction which constitutes the default and giving the Borrower SIXTY (60) days in which to correct the default. If the Borrower fails to correct the default within SIXTY (60) days of receipt of this notice, the Lender and/or State of Montana may notify the Borrower in writing that the full balance due upon this Agreement is then due and payable in full within SIXTY (60) days.

         It is agreed by the parties hereto that the provisions of this Agreement provide for reasonable and sufficient notice to be given to the Borrower in case of the Borrower's failure to perform any of its covenants and that this notice is sufficient for the Borrower to rectify its actions or inactions of default.

         Any waiver by the Lender and/or the State of Montana of any default by the Borrower does not constitute a waiver of a continuing breach or a waiver of a subsequent breach. Any agreement contrary to this Agreement is not binding upon either party hereto unless it is in writing and signed by both parties.

         18. FURTHER RIGHTS UPON DEFAULT: Upon default by Borrower, Lender has all remedies available to it under State law in enforcing this Agreement and Lender's rights to the collateral mentioned herein including, but not limited to, the following:

               a. Accelerate and declare the full balance immediately due on the Promissory Note and commence suit for collection thereof;

               b. Take possession of the collateral or render it unusable, without notice, except as required by law, provided that said self-help shall be done without breach of peace;

               c. Request and demand that Borrower assemble the collateral at an acceptable location for delivery to Lender;

               d. Sell or dispose of collateral by sale and pursuant to the law;

               e. Specifically enforce the terms of the Note and related agreements;

               f. Foreclose on any real property or appropriate personal property by strict foreclosure in equity;

               g. Pursue any and all other remedies available under law to enforce the terms of this Agreement and Lender's rights to the real and personal property identified herein, and in collateral security documents of the Lender.

         19. NON-DESCRIMINATION:

               a. Civil Rights Act Of 1964. The Borrower will abide by the provisions of Title VI of the Civil Rights Act of 1964 which states that no person may, on the grounds of race, color, or national origin, be excluded from participation in, be denied the benefit of, or be subjected to discrimination under any program or activity receiving federal financial assistance.

               b. Section 109 Of The Housing And Community Development Act of 1974. In the performance of this contract the Borrower will obey this provision which states that; "No person in the United States my on the grounds of race, color, national origin, or sex be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity funded in whole or in part with the funds made available under this title. Any prohibition against discrimination on the basis of age under the Age Discrimination Act of 1974 or with respect to an otherwise qualified handicapped individual as provided in Section 504 of the Rehabilitation Act of 1973 will also apply to any such program or activity."

         20. FEDERAL LABOR STANDARDS PROVISIONS: The Borrower agrees to notify the Lender prior to entering into any construction contracts) in excess of $2,000.00 that will be funded in whole or in part with proceeds from this loan. The Lender will make a determination regarding the applicability of federal labor standards provisions for each contract and notify the borrower if federal labor standards provisions apply to the project. If federal labor standards provisions are determined to be applicable to the project, the Borrower shall include a copy of the Department of Housing and Urban Development (HUD) form HUD-4010 (Exhibit 1) and the current Davis-Bacon wage rates in each construction contract for which they apply. The Borrower further agrees to comply with all federal labor standards provisions and will cooperate with the Lender in insuring that all federal labor standards provisions are complied with by all contractors) involved in the project.

         21. ADDITIONAL ASSURANCES: The Borrower will remain fully obligated under the provisions of this Agreement notwithstanding its designation of any third party or parties with written approval of the Lender for the undertaking of all or any part of the program with respect to which assistance is being provided under this Agreement. The Borrower will comply with all applicable laws, rules and regulations of the Lender, the State of Montana, and the United States Government and with all lawful requirements of the Lender so as to insure that this Agreement is carried out in accordance with the obligations and responsibility of the Lender to the Lender and/or State of Montana.

         22. INSURANCE: The Borrower agrees that upon the completion of construction of its manufacturing facilities or the purchase of any capital machinery, equipment or fixtures it will keep the improvements and the machinery, fixtures and capital equipment upon said premises insured against loss by fire in the sum of at least eighty percent (80%) of the cost of replacing the improvements payable to the State of Montana for the monetary amount of Borrower's obligation to the Lender and the State of Montana. That said insurance proceeds may only be payable to prior priority secured creditors as described previously herein according to the terms and tenor of said prior security interest. All insurance proceeds after the prior security interests described herein shall be made payable to the State of Montana. However, the Borrower may, upon written approval of the State of Montana, in the event of loss by fire, apply insurance proceeds received by the State Of Montana towards the payment of the loan or use the proceeds to rebuild the improvement or repair or replace the machinery, equipment and fixtures destroyed by fire. If the Borrower chooses this latter option, the State of Montana will hold the insurance proceeds and pay them to material men, contractors, and laborers for services rendered and materials furnished and delivered in the rebuilding of the improvements or purchasing, repair or replacement of machinery, equipment and fixtures. It is understood that it is the Borrower's duty to see that no liens are filed upon the premises by reason of any rebuilding, replacement or repair. The Borrower will place copies of the insurance policy or policies with the State of Montana within thirty (30) days of the date of completion of the manufacturing facilities Borrower intends to erect or purchase of capital machinery, equipment or fixtures.

         During the term of this loan Agreement, when the Borrower renews the insurance policy by payment of an additional year's premium, the Borrower will provide proof of payment of the premium to the Lender and State of Montana so as to keep the Lender and State of Montana advised at all times that the property is insured. Failure to so notify the Lender and State of Montana is an event of default of this loan Agreement for purposes of the default provisions of
Section 6 above.

         23. LITIGATION: The Borrower states that to the best of its knowledge and belief there are no suits or proceedings pending or threatened against or effecting it which, if adversely determined, would have a material adverse effect on its financial condition. In addition, to the knowledge of the Borrower, there are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending or, threatened against the Borrower.

         24. DISPUTES: In the event that either party incurs legal expenses to enforce the terms and conditions of this Agreement, the prevailing party is entitled to recover reasonable attorney's fees and other costs and expenses, whether the same are incurred with or without suit.

         25. AVOIDANCE OF CONFLICT OF INTEREST: The Borrower covenants that no officer, member, agent, or employee of the Lender who participates in the administration of this Agreement in other than a purely ministerial capacity will have any personal interest, real or apparent, in the proceeds of the loan provided hereby. For purposes of this covenant an impermissible conflict of interest exists if the officer, member, agent or employee; any member of his immediate family; his or her partner; or an organization which employs, or is about to employ, any of the foregoing has a financial or other interest in the proceeds hereof during his or her tenure or for one year thereafter. The Borrower shall incorporate, or cause to be incorporated, in all contracts or subcontracts a provision prohibiting such interest pursuant to the purposes of this section.

         26. CONDITIONAL ON FINANCING: It is understood by the parties that this loan agreement is contingent and conditional upon satisfactory demonstration by Borrower to the Lender that total project financing is complete and available.

         27. NULL AND VOID COVENANTS: The Borrower agrees that, in the event that any provision of this Loan Agreement or any other instrument executed at closing or the application thereof to any person or circumstances shall be declared null and void, invalid, or held for any reason to be unenforceable by a Court of competent jurisdiction, the remainder of such agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions, and agreements described herein are deemed separate.

         28. NEGATIVE COVENANTS OF THE BORROWER: The Borrower covenants and agrees that, from the date hereof until payment in full of the Note, unless the Lender shall otherwise consent in writing, it will not enter into any agreement or other commitment the performance of which would constitute a breach of any of the covenants contained in this Loan Agreement including, but not limited to, the following covenants: Any breach of these covenants would constitute an Event of Default, and the rights of default by the Lender may be executed.

         29. ENCUMBER THE ACQUISITION ASSETS: The Borrower will neither create nor suffer to exist any mortgage, pledge, lien, charge, or encumbrance, including liens arising from judgments on the Acquisition Assets, except indebtedness incurred in the ordinary course of business and payable within one year and for encumbrances provided for by the Loan commitment Letter. This includes Worker's Compensation, Unemployment, Internal Revenue Service, State, local, mechanic, construction and any other liens of any type. The Borrower will also not become liable either directly or indirectly for obligations of others without prior consent.

         30. CHANGE THE PROJECT: The Borrower will neither permit nor suffer to exist, without prior written consent of Lender, any material change in the project's plans and/or specifications submitted to the Lender as per the Loan commitment Letter. Material change will include any significant variance in the accepted plans and specifications, increases in contract prices, and/or additional financial obligations with respect to the construction and Acquisition Assets.

         31. PROJECT ASSURANCES: The Borrower hereby assures and certifies that it will comply with all regulations, policies, guidelines and requirements as they relate to the Revolving Loan Fund (RLF). The Borrower assures and certifies that:

               a. It will comply with Title VI of the Civil Rights Act of 1964 (P.L. 88-352) and in accordance with Title VI of the Act, no person in the
United States shall, on the ground of race, color or national origin, be excluded from participation in, be denied the benefits of or be otherwise subjected to discrimination under any program or activity for which the applicant receives Federal financial assistance and will immediately take any measures to effectuate this agreement. If any real property or structure thereon is provided or improved with the aid of Federal financial assistance extended to the applicant, this assurance shall obligate the applicant, or in the case of any transfer of such property, any transferee, for the period during which the real property or structure is used for a purpose for which the Federal financial assistance is extended or for another purpose involving the provision of similar services or benefits.

               b. It will comply with the Civil Rights laws listed below, and with any subsequent modifications of those regulations. The application of these laws is described and explained in EDA's Civil Rights Guidelines.

                    1.  Section  112 of  Public  Law  92-65  (42  U.S.C.  3123).
Prohibits sex discrimination in assistance provided under the Public Works and Economic Development Act of 1965, as amended.

                    2. Section 504 of the Rehabilitation Act of 1973 (26 U.S.C. 794 AND 15 CFR Part 8b, subsections a, b, c and e (Regulations of the Department of Commerce implementing Section 504 of the Rehabilitation Act). Prohibits discrimination against the handicapped in any program or activity receiving Federal financial assistance.

                    3. Section 303 of the Age Discrimination Act of 1975 (42 U.S.C. 6102). Prohibits discrimination on the basis of age in any program or activity receiving Federal financial assistance.

                    4. Executive Order 11246. Provides that Federal contractors or Federally assisted contractors shall not discriminate on the basis of race, color, religion, sex or national origin.

                    5. Title 13 CRF Part 31 1. (Civil Rights regulations of the Economic Development Administration).

                    6. Sections of Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d) prohibiting employment discrimination where (1) the primary purpose of the grant is to provide employment or (2) discriminatory employment practices will result in unequal treatment of persons who are or should be benefiting from grant-aided activity.

               c. It will insure that the facilities under its ownership, lease, or supervision which shall be utilized in the accomplishment of the project are not listed on the Environment Protection Agency's (EPA) list of Violating Facilities and that it will notify the Federal grantor agency of the receipt of any communication from the Director of the EPA Office of Federal Activities indicating that a facility to be utilized in the project is under consideration for listing by the EPA.

               d. It will comply with the flood insurance purchase requirements of Section 102(a) of the Flood Disaster Protection Act of 1973, Public Law 93-234, 87 Stat. 975, approved December 31, 1976. Section 102(a) requires, on and after March 2, 1975, the purchase of flood insurance in communities where such insurance is available as a condition for the receipt of any Federal financial assistance for construction or acquisition purposes for use in any area that has been identified by the Federal Emergency Management Agency (FEMA) as an area having special flood hazards. The phrase "Federal financial assistance" includes any form of loan, grant, guaranty, insurance payment, rebate, subsidy, disaster assistance loan or grant, or any other form of direct or indirect Federal assistance.

               e. It will assist the Federal grantor agency in its compliance with Section 106 of the National Historic Preservation Act of 1966, as amended (16 U.S.C. 470), Executive Order 11593, and the Archeological and Historic Preservation Act of 1966, (16 U.S.C. 469a-1) by (a) consulting with the state Historic Preservation Officer on the conduct of investigations, as necessary, to identify properties listed in or eligible for including in the National Register of Historic Places that are subject to adverse effects ( See 36 CRF Part 800.8) by the activity, and notifying the Federal grantor agency of the existence of any such properties, and by (b) complying with all requirements established by the Federal grantor agency to avoid or mitigate adverse effects upon such properties.

               f. It will give Lender or the Economic Development Administration through any authorized representative the access to the right to examine all records, books, papers, or documents related to the loan.

               g. It will comply with Section 2 of the Public Works and Economic Development Act of 1965, as amended, which states that under the provisions of this Act new employment opportunities should be created by developing and expanding new and existing facilities and resources rather than by merely transferring jobs from one labor area to another.

               h. It will assure that any building or facility financed in whole or in part by any funds provided under the RLF will be designed, constructed or altered so as to assure ready access to and use of such building or facility by the physically handicapped. This provision applies only to firms which deal directly with the general public in the normal and usual course of their business, and to facilities in which business is customarily transacted by and with members of the general public.

               i. It will comply with the Davis Bacom Act, as amended (40 U.S.C. 276a-276a-5).

               j. It will comply with all requirements imposed by the Federal sponsoring agency concerning special requirements of law, program requirements, and other administrative requirements.

         32. ENVIRONMENTAL PROTECTION REQUIREMENTS,  WARRANTIES AND INDEMNITIES:
That Borrower shall not use, not permit any tenant, occupant or any other party or entity to use, its premises, or any part thereof, for the purpose of generating, treating, producing, storing, handling, transferring, processing, transporting, disposing or otherwise releasing 'hazardous substances,' as hereinafter defined, either on, in, from or about the premises which:

               a. creates or causes a contamination either on the premises or elsewhere which is required by any governmental authority to be removed, remediated, or otherwise cleaned-up under any applicable "Environmental Law," as defined below.

               b. creates any form of liability, civil or criminal, direct or indirect, due to such contamination, or

               c. is in, contravention of any Environmental Law.

         The terms "Environmental Law" and "Environmental Laws" as used in this Loan Agreement includes any and all current and future federal, state, and local environmental laws, statutes, rules, regulations and ordinances, as the same shall be amended and modified from time to time, including but not limited to, "common law," the Comprehensive Environmental Response, Compensation and Liability Act, (CERCLA) as amended from time to time, the Resource Conservation and Recovery Act, (RCRA) as amended from time to time, and the Toxic Substances Control Act, (TSCA) as amended from time to time.

         That "hazardous substances" as used in this Loan Agreement includes any and all 'hazardous substances" as defined in CERCLA, any and all "hazardous wastes" as defined in RCRA, any and all 'toxic substances' as defined in TSCA, petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls ('PCB's), radon gas, urea formaldehyde foam insulation ("UFFI") and any and all other hazardous substances, hazardous wastes, pollutants and contaminants regulated or controlled by any of the Environmental Laws.

         That Borrower shall, in the event of any discharge, spill, injection, escape, emission, disposal, leak or other release of hazardous substances on, in, under, onto or from the premises, which is not authorized by a currently valid permit or other approval issued by the appropriate governmental agencies:

               a. promptly notify Lender, the Environmental Protection Agency National Response Center and the Montana Department of Natural Resources,

               b. take all steps necessary to promptly clean-up such discharge, spill, injection, escape, emission, disposal, leak or another release in accordance with the provisions of all applicable environmental laws, and

               c. receive certification from the appropriate Montana Department of Natural Resources or Federal Environmental Protection Agency that the premises, and any other property affected, has been cleaned-up to the satisfaction of those agencies.

         That Borrower shall and does hereby grant Lender and Lender's agents, employees, contractors and designees an irrevocable license (couples with an interest) to enter the premises from time to time to:

               a. evaluate and monitor the premises for compliance with all Environmental Laws and the terms of the Loan Agreement.

               b. to evaluate the presence of hazardous substances, and

               c. to perform appropriate tests and test borings, including taking soil and ground water samples.

         That Borrower will provide Lender with all notices and other communications received from federal, state and local agencies and departments which enforce and administer the Environmental Laws. From time to time Borrower shall provide Lender, upon request, any and all information requested by Lender concerning the use of the premises and Borrower's compliance with the Environmental Laws and the terms of this Loan Agreement, including but not limited to, all licenses, permits and certificates, and the book and records pertaining to the premises.

         That Borrower shall require that all tenants, subtenants, undersubtenants and other occupants of the premises to use and occupy the premises in strict compliance with the Environmental Laws and the terms of this Loan Agreement.

         That Borrower shall and does hereby release, indemnify, agree to pay on behalf of and hold harmless Lender, its officers, commissioners, agents, employees, successors and assigns of, from and against any impositions imposed by any governmental authority for any lien or so-called "super priority lien" upon the premises, as well as all losses, claims, costs, liabilities, penalties, punitive damages, causes of action, actions, demands, damages, fines (civil or criminal), penalties, expenses, clean-up costs, attorney's fees and court costs, caused in whole or in part, regardless of fault, by any past, present or future owner, occupier, tenant, subtenant, undersubtentant, licensee, guest, or any other person or entity, including but not limited to the Lender, which may be incurred, suffered or sustained by Lender, its officers, directors, successors, or assigns, at any time, and from time to time, whether before, during or after enforcement of its rights and remedies hereunder after the occurrence of an event of default and after payment of all sums secured hereby, by reason of or arising from, in whole or in part:

               a. the presence or alleged presence of asbestos, asbestos containing materials, PCB's, radon gas, or UFFI on the premises;

               b. any violation or alleged violation of any of the terms of this Loan Agreement;

               c. any violation or alleged violation of any Environmental Laws; and

               d. any release or contamination caused by any hazardous substance on, in, under, onto, from or about the premises; or

               e. any liability for personal injury, property damage or damage to the environment due to a, b, c or d above ('Receivable Claims').

         That the terms of this paragraph shall survive the payment in full of all sums secured hereby and the termination of said Loan Agreement and satisfaction of any and all debts thereunder.

         That Borrower agrees that in the event Lender shall pay any Receivable Claims, all such sums shall be added to the amount secured by the Loan Agreement and other documents, shall be deemed to be obligatorily advanced under the terms of the Loan Agreement, shall be secured hereby and shall be payable on demand by Borrower. The terms of this paragraph shall survive the payment in full of all other sums secured hereby and the termination and satisfaction of any and all debts hereunder.

         That Borrower warrants and represents to Lender that Borrower has investigated the prior ownership and use of the premises, in a manner consistent with good commercial and customary practice, to determine that the premises are free of hazardous substances. Borrower, in performing its investigation, has considered, among other factors:

               a. the relationship of the purchase price to the value of the premises if uncontaminated when acquired,

               b.  commonly  known  or  ascertainable   information   about  the
premises, and

               c. the obviousness of the presence, or likely presence, of contamination.

         That Borrower warrants and represents to Lender that:

               a. none of the real property owned and/or occupied by Borrower, including the premises, has ever been used to treat, store, produce, handle, transfer, process, transport, dispose or otherwise release hazardous substances and/or any other substances regulated or controlled by the Environmental Laws or which would result in liability therefore;

               b. there is no pollution or danger of pollution resulting from a condition which exists on the premises which requires any corrective action under the Environmental Laws or which would result in any liability therefor;

               c. no notification has been filed with regard to a release of hazardous substances on, into, onto or from the premises under the Environmental Laws;

               d. neither Borrower nor any prior owner or occupier of the premises has received a summons, citation, Notice Of Violation, Administrative Order, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any release of or contaminations caused by hazardous substances or violation or alleged violation of any Environmental Laws;

               e. there are no underground storage tanks, visible asbestos, asbestos-containing materials, PCB's, or UFFI located on, in, under or about the premises;

               f. there have been no releases at, upon, under or within, and no past or ongoing migration from neighboring lands to, the Premises of any hazardous substances;.

               g. there is no radon gas infiltrating the Buildings in excess of current state and federal guidelines; and

               h. all warranties and representations given by Borrower, or any other party, are true, complete and correct as of the date hereof.

         That Borrower agrees that any materials or other items found in, on, under or around the premises which qualify as hazardous substances, or any otherwise deemed unacceptable by the Lender, in its sole discretion, shall be immediately removed from the premises, at Borrower's sole cost and expense, in compliance with all applicable Environmental Law.

         That Lender shall be under no obligation or duty to inspect for or discover any hazardous substances on the premises.

         That Borrower shall, in addition to those notifications required elsewhere in this Loan Agreement, notify Lender of:

               a. the presence of any visible asbestos or asbestos containing materials, PCB's (except as shown on the Environmental Certificate), radon gas beyond acceptable limits, or urea formaldehyde foam insulation at, in, on, under, or onto or from the premises, and

               b. The receipt by Borrower of any notice or other communication from any governmental entity or authority or from any tenant or other occupant or from any other person or source which respect to any alleged or actual release, contamination or other event involving a release, contamination or other event involving a hazardous substance on, in, under, onto, or from the premises, and

               c. shall promptly send Lender copies of all results of test of underground storage tanks at the premises.

         33. JUDGMENTS: If any final judgment for the payment of money that is riot fully covered by liability insurance shall be rendered against the Borrower, and within thirty (30) days shall not be discharged, or an appeal therefrom taken and execution thereon effectively stayed pending such appeal, and if such judgment be affirmed on such appeal, the same shall be discharged within thirty (30) days.

         34. AMENDMENTS - WRITING REQUIRED: The Lender hereby expressly reserves all rights to amend any provision of this Agreement, to consent to or waive any departure from the provisions of this Loan Agreement, to amend or consent to, or waive departure from the provisions of the Promissory Note, and to release or otherwise deal with any collateral security for payment of the Promissory Note provided, however, that all such agreements be in writing and executed by the Lender and the Borrower.

         35. NOTICES: All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed by certified mail, prepaid, to the Lender at its address set forth at the beginning of this Loan Agreement, and to the Borrower at the address set forth at the beginning of this Loan Agreement or at such other addresses as any party may have designated in writing to any other party hereto. This section does not limit other means of delivering written notice if said notices are actually received.

         36. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: All agreements, representations, and warranties made by the Borrowers herein or any other document or certificate delivered to the Lender in connection with the transactions contemplated by this Loan Agreement shall survive the delivery of this Agreement, the Promissory Note and the Security Agreements hereunder, and shall continue in full force and effect so long as the Promissory Note is outstanding.

         37. COUNTERPARTS: This Loan Agreement shall be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         38. WAIVER: Failure by Lender at any time to require performance by Borrower of any of the provisions of this Agreement shall in no way affect Lender's rights hereunder to enforce the same, nor shall any waiver by Lender of any breach hereof be held to be a waiver of any succeeding breaches or a waiver of this non-waiver clause.

         39. CONSTRUCTION AND VENUE: This Agreement will be construed under and governed by the laws of the State of Montana. In the event of litigation concerning it, venue is in the Fifth Judicial District in and for the County of Beaverhead, State of Montana.

BORROWER:


CENTENNIAL FOODS, INC.


BY:/s/Ike Lynch                                                 (CORPORATE SEAL)
   -------------

ITS:  President


ATTEST:

BY:

ITS:


LENDER:

BEAVERHEAD COUNTY, A POLITICAL SUBDIVISION

BY:/s/Randall A. Tommerup
   ----------------------

ITS:  Chm. Co. Commissioner                                         (SEAL)

ATTEST:

BY:/s/Margaret Thompson

ITS:  Clerk and ex Officio Recorder

                      LIST OF REQUIRED EXHIBIT ATTACHMENTS
                    TO THE CENTENNIAL FOODS/BEAVEHEAD COUNTY
                                 LOAN AGREEMENT



Exhibit A       Promissory Note

Exhibit B       Loan Amortization Table

Exhibit C       Project Budget and Implementation Schedule

Exhibit D       Final Hiring and Training Plan

Exhibit E       Legal Description Of Real Property Subject To The Lease
                Agreement With Purchase Option

Exhibit F       Legal Description of Farm Unit 76

Exhibit G       Itemized List of Assets, Accounts Receivable and Inventory Along
                With True Values And Certified Statement.

Exhibit H       List of Capital Equipment

Exhibit I       HUD Form-4010